UNITED STATES

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On August 21, 2020, Tesla, Inc. issued the following press release and published the below pages on its website at www.tesla.com/2020shareholdermeeting and www.tesla.com/2020-meeting-terms:

TESLA ANNOUNCES UPDATES TO 2020 ANNUAL MEETING OF STOCKHOLDERS AND BATTERY DAY EVENT

PALO ALTO, Calif., August 21, 2020 – Tesla, Inc. today announced updates to the time, format and location of its 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”). Tesla also announced information regarding its separate Battery Day event.

Although Tesla believes that the best stockholder experience is a fully in-person annual meeting open to all stockholders, continuing public health and travel-related requirements and advisories have necessitated a unique format for the 2020 Annual Meeting. The following updates supersede anything to the contrary described in Tesla’s updated definitive proxy statement filed with the U.S. Securities and Exchange Commission on August 13, 2020.

Date and Time of Events

The 2020 Annual Meeting will be held on Tuesday, September 22, 2020, at 1:30 p.m. Pacific Time.

Tesla’s separate Battery Day event will follow immediately after the conclusion of the 2020 Annual Meeting.

Virtual Meeting and Live Video Webcasts

Live video webcasts of the 2020 Annual Meeting and Tesla’s Battery Day event will be accessible to the general public at www.tesla.com/2020shareholdermeeting.

To accommodate ongoing public health requirements and travel considerations, Tesla is also providing any stockholder as of July 31, 2020 the means to join the 2020 Annual Meeting virtually at www.meetingcenter.io/234436330. The virtual meeting will feature the same live video webcasts accessible to the general public, plus the option to submit votes and written comments on meeting agenda items. In order to join the virtual meeting, you will need the password, which is tsla2020, and a 15-digit secure “control number” unique to you, which you may obtain as follows:

•

If you are a “stockholder of record” with shares registered directly in your name with our transfer agent, Computershare Trust Company (a minority of Tesla stockholders), you can find the control number on the Notice of Internet Availability or paper proxy card that was sent to you (please check that it is for the meeting as scheduled for September 22, 2020, NOT as previously scheduled for July 7, 2020).

•

If you are a “beneficial owner” and hold shares through a broker, bank or other organization (the vast majority of Tesla stockholders), you will have to register in advance to obtain a control number. Please ask your broker, bank or organization for a “legal proxy” for the 2020 Annual Meeting and submit a copy of it from your e-mail address with “Legal Proxy” in the subject line to legalproxy@computershare.com. If your request is received no later than 2:00 p.m. Pacific Time on September 17, 2020, you will receive a confirmation e-mail with your control number.

Limited In-Person Events

In addition, Tesla expects to accommodate a very limited number of stockholders in-person at the 2020 Annual Meeting and the Battery Day event due to mandated restrictions on the size of in-person gatherings. Both events will be held at:

Tesla, Inc.
901 Page Ave.
Fremont, CA 94538

We are excited to be able to host attendees in strict accordance with a format that provides robust health control measures. We will also employ additional safety measures and screening protocols to protect our attendees and personnel.

To maximize fairness, Tesla will conduct a random drawing to determine stockholders’ eligibility to attend both events in person. If you were a stockholder on July 31, 2020, you may apply for this drawing at www.tesla.com/2020shareholdermeeting. The drawing will be held strictly in accordance with the rules and terms described at such website, and we will be unable to make any exceptions.

Please note that due to mandated restrictions on the size of in-person gatherings, the total number of people that Tesla may have onsite at the events is very limited. Tesla will not be able to admit anyone to the events except stockholders who have been selected through the drawing and certain Tesla personnel and their guests.

However, Tesla will continue to monitor public health and travel safety protocols required or recommended by federal, state and local governments. Tesla may be required to or choose to further change the date, time, location and/or format of the 2020 Annual Meeting, in which case Tesla will publicly announce any further changes in advance.

Other Information

All stockholders are encouraged to vote and submit their proxies in advance of the 2020 Annual Meeting by one of the methods described in the proxy materials. Proxy cards, voting instruction forms and Notices of Internet Availability for the 2020 Annual Meeting scheduled for September 22, 2020 that were previously distributed will not be updated to reflect the change in meeting time, location or format, and may continue to be used to vote shares in connection with the 2020 Annual Meeting.

Investor Relations Contact:

ir@tesla.com

2020 Annual Meeting of Stockholders and Battery Day Tuesday, September 22, 2020 at 1:30 PM Pacific Time 2020 Annual Meeting of Stockholders and Battery Day Tuesday, September 22, 2020 at 1:30 PM Pacific Time Tesla’s  2020  Annual  Meeting  of  Stockholders  will  be  held  on  Tuesday,  September  22,  2020,  at    1:30  PM  Pacific  Time.  Immediately following the  conclusion  of  the  2020  Annual  Meeting,  we  will  hold  our  separate Battery Day event.  Live  video  webcasts  of  both  events  will  be  accessible to  the general  public  below.

Livestream    Virtual Meeting    To accommodate ongoing public health requirements and travel considerations, we are also  providing any stockholder as of July 31, 2020 the means to join the 2020 Annual Meeting  virtually at www.meetingcenter.io/234436330. The virtual meeting will feature the same live  video webcasts accessible to the general public above, plus the option to submit votes and  written comments on meeting agenda items. In order to join the virtual meeting, you will  need the password, which is tsla2020, and a 15-digit secure “control number” unique to you,  which you may obtain as follows:     If you are a “stockholder of record” with shares registered directly in your name with our  transfer agent, Computershare Trust Company (a minority of Tesla stockholders), you can  find the control number on the Notice of Internet Availability or paper proxy card that was  sent to you (please check that it is for the meeting as scheduled for September 22, 2020,  NOT as previously scheduled for July 7, 2020).  If you are a “beneficial owner” and hold shares through a broker, bank or other  organization (the vast majority of Tesla stockholders), you will have to register in advance  to obtain a control number. Please ask your broker, bank or organization for a “legal  proxy” for the 2020 Annual Meeting and submit a copy of it from your e-mail address with  “Legal Proxy” in the subject line to legalproxy@computershare.com. If your request is  received no later than 2:00 PM Pacific Time on September 17, 2020, you will receive a  confirmation e-mail with your control number.  Limited  In-Person  Events    In addition, we expect to accommodate a very limited number of stockholders in-person at  the 2020 Annual Meeting and the Battery Day event due to mandated restrictions on the size  of in-person gatherings. Both events will be held at:

Tesla,  Inc.  901  Page Ave.  Fremont,  CA  94538    We are excited  to  be able to  host  attendees  in  strict  accordance  with  a  format  that  provides  robust  health control  measures.  We will  also  employ additional  safety measures  and  screening  protocols  to  protect  our  attendees  and  personnel.    To  maximize fairness,  we are conducting  a  random  drawing  to  determine  our  stockholders’  eligibility to  attend  both  events  in  person.  If  you  were  a  stockholder  on  July 31,  2020,  you  may apply for  this  drawing  below.    Please note that  you  will  have to  upload  proper  evidence  of  Tesla  stock  ownership  on  July 31,  2020  (not  any other  date,  including  a  different  date  in  July 2020),  which  must  be  one  of  the  following  and  must  show  your  name.  You  may redact  unrelated  information  such  as  account  numbers  and  ownership  of  other  securities.    If  you  were a  "stockholder  of  record"  on  July 31,  2020,     a  “Notice of  Internet  Availability”  or  paper  proxy card  that  was  sent  to  you  (please  check  that  it  is  for  the meeting  as  scheduled  for  September  22,  2020,  NOT  as  previously  scheduled  for  July 7,  2020);  or  a  statement  of  ownership  from  our  transfer  agent,  Computershare,  confirming  your  stock  ownership  on  July 31,  2020.  If  you  were a  "beneficial  owner"  on  July 31,  2020,     a  notice regarding the 2020  Annual  Meeting  received  from  the  broker,  bank  or  other  organization  where you  held  your  shares  (please  check  that  it  is  for  the  meeting  as  scheduled  for  September  22,  2020,  NOT  as  previously scheduled  for  July 7, 2020);  or  a  “legal  proxy”  document  from  such  organization  stating  that  you  have  the  authority to  vote the shares  at  the 2020  Annual  Meeting  (please  check  that  it  is  for  the  meeting  as  scheduled  for  September  22,  2020,  NOT  as  previously scheduled  for  July 7,  2020);  or  a  statement  or  letter  from  such  organization  confirming  your  stock  ownership  on  July 31,  2020.  If  you  are selected  through  the drawing,  your  selection  will  be  further  subject  to  our  confirmation  of  your  identity through  receipt  of  valid  government-issued  identification.  Selections  are non-transferable.  Please  carefully review  the  2020  Annual  Meeting  &  Battery  Day Drawing  Terms.

The deadline for  entry is  Friday,  August  28,  2020,  at  11:59  PM  Pacific  Time.  We  expect  to  begin  communicating  selections  during  the  week  of  August  30,  2020.    Attend  Tesla’s  2020  Annual  Meeting  and  Battery  Day  Event    Enter  for  a  chance to  attend  these events  in-person.    Entry must  match  your  government-issued  identification  exactly.  Please  review  the  types  of  valid  evidence of  stock  ownership  as  of  July 31,  2020  specified  above  and  in  the  2020  Annual  Meeting  &  Battery Day Drawing  Terms.  No  other  evidence of  ownership,  or  evidence  of  ownership  on  any other  date,  will  be  accepted.    First  Name    Last  Name    Stockholder  Entity  You  Represent  If  Applicable    Email  Address    Telephone  Number    Address  Street,  City,  State,  Postal  Code

Country    United States    Proof of Ownership on July 31, 2020    No File Selected    CHOOSE A FILE I have read and agree to the 2020 Annual Meeting & Battery Day Drawing Terms.    SUBMIT I understand that if selected, I will be required to submit additional documentation of eligibility  to attend this  event.

2020  Annual  Meeting  &  Battery  Day  Drawing  Terms    1.  Participation. Tesla will conduct a random drawing to determine its stockholders’ eligibility  to attend its 2020 Annual Meeting and separate Battery Day event in person. The drawing will  be held strictly in accordance with these 2020 Annual Meeting & Battery Day Drawing Terms  (“Terms”), and no exceptions will be made. Participation is voluntary and does not create a  legal partnership, agency, or other relationship between an applicant and Tesla. Entries must  be made by Friday, August 28, 2020 at 11:59 PM Pacific Time. Incomplete applications or  attempted applications by means other than through the online application form will not be  considered.  NO PURCHASE OR PAYMENT OF ANY KIND IS NECESSARY TO APPLY OR BE SELECTED. A  PURCHASE OR PAYMENT WILL NOT INCREASE AN APPLICANT’S CHANCES OF BEING  SELECTED. DRAWING IS VOID WHERE PROHIBITED BY APPLICABLE LAW.    By participating in the drawing, each applicant certifies that such applicant is of the legal age  of majority in the jurisdiction in which such applicant resides (at least 18 years of age in many  countries) and such applicant represents that such applicant is a stockholder and is legally  permitted to participate.    2.  Eligibility. Each applicant will be required to submit proper evidence of stock ownership as  of July 31, 2020, which must be one of the following and must show the name of the  stockholder:  For “stockholders of record” on July 31, 2020,     a “Notice of Internet Availability” or paper proxy card that was sent to the stockholder  (please check that it is for the meeting as scheduled for September 22, 2020, NOT as  previously scheduled for July 7, 2020); or  a statement of ownership from Tesla’s transfer agent, Computershare, confirming stock  ownership as of July 31, 2020.  For “beneficial owners” on July 31, 2020, a notice regarding the 2020 Annual Meeting received from the broker, bank or other  organization through which shares were held (please check that it is for the meeting as  scheduled for September 22, 2020, NOT as previously scheduled for July 7, 2020); or  a “legal proxy” document from such organization indicating the stockholder’s authority to  vote the shares at the 2020 Annual Meeting (please check that it is for the meeting as  scheduled for September 22, 2020, NOT as previously scheduled for July 7, 2020); or  a statement or letter from such organization confirming stock ownership as of July 31,  2020.  If selected, an applicant will be asked to submit a copy of valid government-issued  identification and, where applicable, proof of address for such applicant. If the applicant is the  stockholder and is a natural person, the name shown on such identification must match the  name shown on the submitted evidence of stock ownership, as well as the name on the  application. If the applicant represents a stockholder that is an entity, such applicant will also  be asked to submit acceptable evidence of such applicant’s legal ability to represent the  stockholder, which must match the name shown on such identification. Acceptable  government-issuedidentification must, at a minimum, include the applicant’s current photo, full  name, address or place of birth, identification number, and date of birth. If a selected applicant  cannot satisfy these requirements in a timely manner, the selection will be forfeited.    THERE IS A MAXIMUM OF ONE APPLICATION PER STOCKHOLDER. TESLA WILL SCREEN  FOR MULTIPLE APPLICATIONS BY OR ON BEHALF OF THE SAME STOCKHOLDER  (INCLUDING REPRESENTATIVES OF THE SAME STOCKHOLDER ENTITY), AND ALL  IDENTIFIED MULTIPLE APPLICATIONS BY OR ON BEHALF OF A STOCKHOLDER WILL BE  DISQUALIFIED.    3.  Guests. Each application is personal to the applicant submitting it. If an applicant is  selected, under no circumstances will a spouse, domestic partner, child, or other family  member or guest of such applicant (including a joint owner of shares) be admitted to the  events unless such other person has separately applied for the drawing in his or her capacity  as a stockholder and been selected. If the stockholder is an entity, only its legal representative  who applies for and is selected in the drawing will be eligible for admission.  4.  General Conditions. All determinations by Tesla with respect to the drawing or any  applicant’s eligibility will be final. Tesla, in its sole discretion, will determine the validity of each  application. If Tesla determines or believes that any application is fraudulent, illegitimate or  invalid, or that any applicant has failed to comply with or has violated any provision of these  Terms, Tesla will have the right in its discretion to disqualify any affected applicant(s).  Tesla reserves the right to modify these procedures or whether and how the in-person portion  of the events will be held in its sole discretion. Tesla may be required to or choose to further  change the date, time, location and/or format of the events. Irrespective of changes in  schedule, government travel restrictions or other foreseeable and unforeseeable events,  Tesla will not be responsible for any travel or lodging arrangements made or other expenses  incurred in anticipation or furtherance of attending the events in person.

INVITATIONS TO ATTEND THE EVENTS ARE NOT TRANSFERABLE AND ANY ATTEMPT TO  TRANSFER AN INVITATION TO ANY OTHER PERSON WILL BE VOID AND WILL RESULT IN  SUCH INVITATION BEING RESCINDED.    5.  Release and Limitations. By participating in this drawing, and to the extent there are any  media recordings (photograph/video) of the event, each applicant authorizes and releases  Tesla, or its respective licensees, affiliates, successors, and assignees the right, where  permitted by law, without any further notice, review or consent to print, publish, broadcast,  distribute, and use, worldwide in any media now known or hereafter in perpetuity and on a  worldwide basis, the photographs, images or video shared or captured with or on behalf of  Tesla, including, without limitation, the content of media including subjects captured,  associated content, voice, likeness, image or statements, as well as metadata information for  any purpose including but not limited to news, publicity, advertising, public relations, or other  promotional purposes without any expectation of compensation or remuneration now or in the  future.  Each applicant also agrees that Tesla will have no liability for, and shall be held harmless by  such applicant against, any liability for any injuries, losses or damages of any kind to persons,  including personal injury or death, or property resulting in whole or in part, directly or  indirectly, from acceptance, or participation in this drawing, or any claims based on publicity  rights, defamation or invasion of privacy. The released parties are not responsible if any  eligibility is revoked due to cancellations, delays, or interruptions due to acts of God, acts of  war, natural disasters, weather, or terrorism.    6.  Notification of Selection. Each selected applicant will be notified by direct email using the  email address provided during the application. Each selected applicant must respond to the  direct email message within forty-eight (48) hours after the direct email message is sent. If  such selected applicant does not respond to the direct email message with a submission of  legible and complete copy of any additional proper evidence demonstrating eligibility to  attend this event as described in Section 2, such selected applicant may be disqualified, and  Tesla reserves the right to select an alternative applicant at random.  7.  Conduct. By participating in this drawing, each applicant agrees in advance, if selected, to  conduct himself or herself at the events in a responsible, professional and courteous manner,  free from disruptive behavior, including foul language and obscene gestures (as well as any  obscene or indecent messages on signs or clothing). Each selected applicant will further  comply with local California public health authority requirements, requests from Tesla staff  regarding safety and any changes to operations and/or emergency response procedures. Any  lack of adherence to this code of conduct may result in permanent disqualification from future  Tesla events, as well as potential violation of local ordinances resulting in possible arrest and  prosecution.  8.  Governing Law. Any litigation or dispute resolution between the applicant and Tesla arising  out of or relating to these Terms, will take place in the Northern District of California, and each  applicant and Tesla hereby consent to the personal jurisdiction of and exclusive venue in the  state and federal courts within that District with respect to any such litigation or dispute  resolution. This Agreement will be governed by and construed in accordance with the laws of

the United States and the State of California, except that body of California law concerning  conflicts of law.    9.  Privacy. Each applicant applying for a chance to attend the events in-person acknowledges  and understands that the application information submitted may be stored and processed in  any country which Tesla has facilities or in which Tesla engages service providers. Those  countries may not have the same data protection laws as the country in which an applicant  initially provided that information. When Tesla transfers information from or about an applicant  to other countries, Tesla will protect it as described in Tesla's Privacy Notice. By submitting  your application, or otherwise providing information to Tesla, each applicant consents to the  transfer of information from or about such applicant to countries outside of such applicant’s  country of residence, including the United States. Applicant information will not be used for  marketing, and processed and retained only for the purposes described herein, and in  accordance with Tesla's Privacy Notice.